Exhibit 99.22
                                 -------------

Silent Seconds
Group 3 Conforming

                                         UPB                   %
Silent Seconds (Only)                     $24,614,312.82       3.51%
Total (Entire Pool)                      $701,266,466.08

Resulting OCLTV
                                         OCLTV
Silent Seconds (Only)                             99.34%
Total (Entire Pool)                               84.76%